As filed with the Securities and Exchange Commission on May 20, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELIK, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-0987903
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Telik, Inc.

700 Hansen Way

Palo Alto, CA 94304

(650) 845-7700

(Address of principal executive offices) (Zip code)

2011 Equity Incentive Plan

(Full title of the plan)

Michael M. Wick, M.D., Ph.D.

Chief Executive Officer and Director

Telik, Inc.

700 Hansen Way

Palo Alto, CA 94304

(650) 845-7700

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Suzanne Sawochka Hooper, Esq.

Gordon K. Ho, Esq.

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	3,500,000 shares of Common Stock	$0.705	$2,467,500	$286.48

(1)	Represents shares of Common Stock of Telik, Inc. (the “Registrant”) reserved for future issuance under the Telik, Inc. 2011 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq Capital Market on May 16, 2011.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The information required by Item 1 is included in documents sent or given to participants in Registrant’s Plan, pursuant to Rule 428(b)(1) of the Securities Act. The purpose of the Plan is to provide an aggregate of up to 3,500,000 shares of the Registrant’s Common Stock to both existing and new employees, consultants and directors of the Registrant or its affiliates through awards of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards, and other stock-based awards. The Plan is administered by Registrant’s Board of Directors (the “Board”), or a designated committee of the Board, and has a term of ten (10) years unless earlier terminated by the Board. Amendments to the Plan are at the discretion of the Board, subject to stockholder approval if required by applicable law, rule or regulation. The Plan is not a “Retirement Plan” or a “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the Plan, pursuant to Rule 428(b)(1) of the Securities Act. For additional information about the Plan and its administrators, direct any requests for documents to Wendy Wee, Vice President, Finance and Controller, 700 Hansen Way, Palo Alto, CA 94304, at (650) 845-7700.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference herein:

1.	Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 2, 2011;

2.	The information specifically incorporated by reference into Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 from Registrant’s Definitive Proxy Statement on Form 14A for its 2011 Annual Meeting of Stockholders, filed with the SEC on April 11, 2011;

3.	Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the Commission on May 16, 2011;

4.	Registrant’s Current Reports on Form 8-K filed with the SEC on April 27, 2011 and January 21, 2011; and

5.	The description of Registrant’s Common Stock set forth in the Registration Statement on Form S-1 (Registration No. 333-33868) filed with the SEC on April 3, 2000, including any amendment or report filed for the purpose of updating such description.

All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided however that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Registrant has entered into indemnity agreements with each of its directors and certain officers. The form of indemnity agreement provides that Registrant will indemnify against any and all expenses of the director or officer who incurred expenses because of his or her status as a director or officer, to the fullest extent permitted by Registrant’s bylaws.

Registrant’s certificate of incorporation (as amended and restated) and bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. The certificate of incorporation provides that the liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, Registrant’s bylaws provide that Registrant will indemnify its directors and executive officers and may indemnify other officers, employees and other agents of Registrant to the fullest extent not prohibited by Delaware law. These provisions do not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Registrant has purchased a directors’ and officers’ liability insurance policy providing coverage up to specified amounts for losses incurred by Registrant, its directors or officers in connection with specified claims against them, including specified claims under state and federal securities laws.

Item 7.	Exemption from Registration Claimed.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number

4.1	Specimen Common Stock Certificate. (1)

4.2	Rights Agreement dated November 2, 2001, by and between Telik and Wells Fargo Bank Minnesota, N.A., replaced by EquiServe Trust Company, N.A. as Rights Agent. (2)

4.3	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock. (2)

4.4	Agreement, by and among Telik, Eastbourne Capital Management, L.L.C., Black Bear Offshore Master Fund, L.P., Black Bear Fund I, L.P., Black Bear Fund II, L.L.C., and Richard J. Barry, dated May 18, 2006. (3)

4.5	Amendment to Rights Agreement between Telik and Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A., dated May 18, 2006. (4)

4.6	Second Amendment to Rights Agreement between Telik and Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A., dated December 11, 2006. (5)

4.7	Amended and Restated Standstill Agreement between Telik and Eastbourne Capital Management, L.L.C. and certain related persons and entities, dated December 11, 2006. (5)

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney (included on the signature page hereto).

99.1	2011 Equity Incentive Plan and related forms of agreements and notices.

(1)	Incorporated by reference to an exhibit to our Registration Statement on Form S-1, filed on April 3, 2000, as amended (File No. 333-33868).
(2)	Incorporated by reference to exhibits to our Current Report on Form 8-K dated November 2, 2001, as filed on November 5, 2001.
(3)	Incorporated by reference to exhibits to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, as filed on August 3, 2006.
(4)	Incorporated by reference to Exhibit A to Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, as filed on August 3, 2006.
(5)	Incorporated by reference to exhibits to our Current Report on Form 8-K dated December 11, 2006, as filed on December 12, 2006.

Item 9. Undertakings.

1. The Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on May 19, 2011.

TELIK, INC.

By:	/s/ Michael M. Wick
Michael M. Wick, M.D., Ph.D
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MICHAEL M. WICK, M.D., PH.D. and WENDY WEE, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL M. WICK Michael M. Wick, M.D., Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2011

/s/ WENDY WEE Wendy Wee	Vice President, Finance and Controller (Principal Financial and Accounting Officer)	May 19, 2011

/s/ EDWARD W. CANTRALL Edward W. Cantrall, Ph.D.	Director	May 19, 2011

/s/ STEVEN R. GOLDRING Steven R. Goldring, M.D.	Director	May 19, 2011

/s/ RICHARD B. NEWMAN Richard B. Newman	Director	May 19, 2011

/s/ HERWIG VON MORZE Herwig von Morze, Ph.D.	Director	May 19, 2011

INDEX TO EXHIBITS

Exhibit Number

4.1	Specimen Common Stock Certificate. (1)

4.2	Rights Agreement dated November 2, 2001, by and between Telik and Wells Fargo Bank Minnesota, N.A., replaced by EquiServe Trust Company, N.A. as Rights Agent. (2)

4.3	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock. (2)

4.4	Agreement, by and among Telik, Eastbourne Capital Management, L.L.C., Black Bear Offshore Master Fund, L.P., Black Bear Fund I, L.P., Black Bear Fund II, L.L.C., and Richard J. Barry, dated May 18, 2006. (3)

4.5	Amendment to Rights Agreement between Telik and Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A., dated May 18, 2006. (4)

4.6	Second Amendment to Rights Agreement between Telik and Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A., dated December 11, 2006. (5)

4.7	Amended and Restated Standstill Agreement between Telik and Eastbourne Capital Management, L.L.C. and certain related persons and entities, dated December 11, 2006. (5)

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney (included on the signature page hereto).

99.1	2011 Equity Incentive Plan and related forms of agreements and notices.

(1)	Incorporated by reference to an exhibit to our Registration Statement on Form S-1, filed on April 3, 2000, as amended (File No. 333-33868).
(2)	Incorporated by reference to exhibits to our Current Report on Form 8-K dated November 2, 2001, as filed on November 5, 2001.
(3)	Incorporated by reference to exhibits to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, as filed on August 3, 2006.
(4)	Incorporated by reference to Exhibit A to Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, as filed on August 3, 2006.
(5)	Incorporated by reference to exhibits to our Current Report on Form 8-K dated December 11, 2006, as filed on December 12, 2006.